AMENDMENT NO. 3 TO
ASSET PURCHASE AGREEMENT
by and among
Cash America Net Holdings, LLC and its Subsidiaries set forth on the signature pages hereto
(successors in interest to Cash America International, Inc.),
The Check Giant, LLC,
the Subsidiaries of The Check Giant, LLC set forth on the signature pages hereto
and
the Members of The Check Giant, LLC
_____________________________
October 31, 2008

EXHIBIT 2.1
AMENDMENT NO. 3 TO
ASSET PURCHASE AGREEMENT
     This Amendment No. 3 to Asset Purchase Agreement (the “Third Amendment”) is made as of October 31, 2008, by and among Cash America International, Inc., a Texas corporation (“CAI”), Cash America Net Holdings, LLC, a Delaware limited liability company (“CANH”), each of the subsidiaries of CANH set forth on the signature pages to this Amendment (the “CANH Subs” and together with CANH, collectively, “Purchaser”), The Check Giant, LLC, a Delaware limited liability company (“TCG”), each of the subsidiaries of TCG set forth on the signature pages to this Third Amendment (each, a “Subsidiary” and, together with TCG, the “Sellers”), and the members of TCG set forth on the signature pages to this Amendment (collectively, the “Members”).
     Purchaser (as successor in interest to CAI), Sellers and Members are parties to the Asset Purchase Agreement, dated as of July 9, 2006, Amendment Number 1 thereto dated as of September 15, 2006 and Amendment Number 2 thereto dated as of May 4, 2007 (collectively, the “Purchase Agreement”), and CAI is jointly and severally liable for the obligations of Purchaser under the Purchase Agreement.
     The parties hereto desire to further amend the Purchase Agreement as more particularly set forth below.
     NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     Section 1.     Definitions; Interpretation. Capitalized terms used but not defined in this Third Amendment shall have the meaning set forth in the Purchase Agreement. This Third Amendment shall be construed and interpreted according to the rules of construction and interpretation set forth in the Purchase Agreement. All references in the Purchase Agreement to “the Agreement” shall be deemed to be references to the Purchase Agreement as amended hereby.
     Section 2.     Amendment.      The Purchase Agreement is hereby amended as follows:
             (a)     Section 1.1.     Section 1.1 of the Purchase Agreement is hereby amended by adding the following definition:
             “Third Amendment” means Amendment No. 3 to the Agreement.
             (b)     Section 1.2.     Section 1.2 of the Purchase Agreement is hereby amended by adding the following Additional Defined Terms to the table set forth therein:

Defined Term	Section
First Installment	2.6(e)(i)(A)
Second Installment	2.6(e)(i)(A)
             (b)     Section 2.6.     Section 2.6(e)(i) of the Purchase Agreement is hereby amended so that it reads as follows:
          (e)     (i)     The fifth supplemental earn-out payment (the “Fifth Supplemental Payment”) will be $69,492,771.00, which is the amount equal to (i)(x) the LTM EBITDA, calculated using the “EBITDA Calculation Method” described on Exhibit B of the Agreement, for the twelve-month period ending on the last day of the twenty-fourth full calendar month following the Closing Date (the “Fifth Measurement

Date”), multiplied by (y) 5.0, and (ii) minus the sum of the Initial Consideration (as may be adjusted pursuant to Section 2.5(b) and (c)), the First Supplemental Payment, the Second Supplemental Payment, the Third Supplemental Payment and the Fourth Supplemental Payment. The Purchaser shall pay the Fifth Supplemental Payment to the Sellers as follows:
A.	One half of the Fifth Supplemental Payment (the “First Installment”) shall be paid in cash as soon as practicable after the effectiveness of the Third Amendment; and

B.	One half of the Fifth Supplemental Payment (the “Second Installment”), plus the Deferral Fee (as described below), shall be payable on the following terms:
     1.     Payment Terms.
       (a)     The Second Installment, including any then accrued but unpaid Deferral Fee, shall be due and payable on March 31, 2009; the Deferral Fee being calculated on the unpaid portion of the Second Installment each day such unpaid portion is outstanding beginning on the date the First Installment is paid and all payments made shall be credited first, to the discharge of the Deferral Fee then accrued hereunder, and second, to the reduction of the unpaid portion of the Second Installment.
       (b)     The portion of the Deferral Fee accruing through December 31, 2008 shall be payable on or before December 31, 2008, if such portion is not otherwise paid in accordance with Subsection 4, below.
       (c)     The Second Installment and any Deferral Fee shall be payable in cash.
     2.     Deferral Fee.  The deferral fee (“Deferral Fee”) shall be a fee equal to the interest accrued on any unpaid portion of the Second Installment beginning on the date the First Installment is paid and ending on the date all then outstanding portions of the Second Installment and any Deferral Fees have been fully paid. The Deferral Fee shall be calculated at a fixed rate of fifteen percent (15%) per annum and shall be determined on the basis of a 365 day year.
     3.     Default Rate.  The unpaid portion of the Second Installment or Deferral Fee shall bear interest from and after the specified payment due date therefore, as applicable, until such amount is fully paid, at the rate of thirty-six percent (36%) per annum.
     4.     Early Payment.  Purchaser reserves the right to pay all or any part of the unpaid portion of the Second Installment, including any then-accrued Deferral Fee, without penalty (a) during the period beginning December 15, 2008 through ending December 31, 2008 and (b) at any time upon and after the introduction of legislation, or the proposal or introduction of rules, interpretation or guidance, or other event that could, if adopted, in the judgment of Purchaser, give rise to Purchaser’s indemnification obligations under Section 9.2(d) of this Agreement. Any early payments shall be applied first to any accrued and unpaid Deferral Fee and second to the unpaid portion of the Second Installment. Purchaser may not otherwise make an early payment of the Second Installment.

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     5.     Default.
       (a)     It is expressly provided that upon default in the payment of the Second Installment or Deferral Fee, as each shall become due and payable, the Sellers may, at their option, without further notice or demand, pursue the collection of the unpaid portion thereof, together with the interest accrued thereon pursuant to Subsection 3, above.
       (b)     Upon default in the payment of the portion of the Deferral Fee payable on or before December 31, 2008 pursuant to subsection 1(b) of this Section 2.6(e)(1)(B), Sellers may, at their option, without further notice or demand, declare the unpaid portion of the Second Installment, together with the accrued and unpaid portion of the Deferral fee, immediately due and payable.
       (c)     In the event default is made under subsections 5(a) or (b) of this Section 2.6(e)(1)(B), and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Purchaser agrees and promises to pay all costs of collection, including reasonable attorneys’ fees.
     6.     No Usury Intended; Usury Savings Clause.  In no event shall the Deferral Fee contracted for, charged or received pursuant to this Section 2.6(e)(i)(B), plus any other charges in connection therewith which constitute interest, exceed the maximum interest permitted by applicable law. The amounts of such interest or other charges previously paid to Sellers in excess of the amounts permitted by applicable law shall be applied by Sellers to reduce the unpaid amount of the Second Installment, or, at the option of the Purchasers, be refunded. To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period from the date the First Installment is paid in full through March 31, 2009 the interest at any time contracted for, charged or received from the Purchaser in connection with the unpaid portion of the Second Installment, so that the actual rate of interest on account of such indebtedness is uniform throughout such period.
             (c)     Section 9.2.  Section 9.2 of the Agreement is amended by deleting the word “and” at the end of Section 9.2(c), adding a new section 9.2(d), and renumbering the current Section 9.2(d) as Section 9.2(e), and amending the new Section 9.2(e), so that Sections 9.2(d) and 9.2(e) shall read as follows:
          (d)     an increase in federal capital gains tax liability to any Seller or the members of any Seller that is a limited liability company that (i) arises solely in connection with the payment of the Second Installment, (ii) is caused solely by an increase in the federal tax rate on long term capital gains resulting from the amendment or revision, after the effectiveness of the Third Amendment, of the Internal Revenue Code of 1986, as amended (the “Code”), or the rules, interpretations or guidance promulgated thereunder by the Internal Revenue Service, and (iii) gives effect to the availability to any Seller, or the members of any Seller that is a limited liability company, of any election or other means under the Code or the rules, interpretations or guidance thereunder that could mitigate or avoid the effects of any such increase, whether or not any such Seller has actually made such election or otherwise acted to mitigate or avoid the effects of any such increase; and

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          (e)     any Proceedings, demands or assessments incidental to any of the matters set forth in clauses (a) through (d) above.
             (d)     Section 9.3(a).  Section 9.3(a) of the Agreement is amended by adding the following sentences at the end of such section:
In the event of a claim arising under Section 9.2(d), such explanation shall include, but not be limited to, a description of the increase in the federal tax rate on long term capital gains, a description of the amendment or revision of the Income Tax Code, or rules or interpretations thereunder causing such increase, and the amount of the increase in the Sellers’ capital gains taxes giving rise to the Claim. The Indemnified Party shall also provide a detailed calculation of such increase, shall describe any elections or other steps that the Indemnified Party has available or has taken to mitigate or avoid the effects of such increase and shall provide the Indemnifying Party such information, including, without limitation, copies of relevant federal income tax returns prepared by or on behalf of Indemnified Parties, as the Indemnifying Party shall reasonably request in support of such claim.
             (e)     Section 9.3(e).  Section 9.3(e) of the Agreement is amended by adding the following sentence at the end of such section:
Notwithstanding the foregoing, the provisions of this subsection shall not apply to any claim for indemnification pursuant to Section 9.2(d).
             (f)     Section 9.6(a).  Section 9.6(a) of the Agreement is amended by adding the following sentence at the end of such section:
Notwithstanding the foregoing, the provisions of this subsection shall not apply to any claim for indemnification pursuant to Section 9.2(d).
     Section 3.      Termination of Escrow. In accordance with the provisions of the Escrow Agreement, Purchaser and Sellers shall jointly instruct the Escrow Agent to (a) distribute to Sellers any remaining escrow funds held by the Escrow Agent pursuant to the Escrow Agreement, and (b) terminate the Escrow Agreement. Such instructions shall be provided as soon as practicable following the effectiveness of the Third Amendment.
     Section 4.     Representations and Warranties of the Sellers. The Sellers jointly and severally represent and warrant to the Purchaser that except as set forth in the Sellers Supplemental Disclosure Schedule:
          (a)     Each Seller has all requisite power and authority to execute and deliver this Amendment and to perform such Seller’s obligations under this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of each Seller. This Amendment has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by insolvency, moratorium, bankruptcy or other similar laws affecting creditor’s rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
          (b)     Each Member has all requisite power, authority and capacity to execute and deliver this Amendment and to perform such Member’s obligations under this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of the Members. This Amendment has been duly executed and

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           delivered by each Member and constitutes the legal, valid and binding obligation of each Member, enforceable against each Member in accordance with its terms, except as enforceability may be limited by insolvency, moratorium, bankruptcy or other similar laws affecting creditor’s rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
     Section 5.     Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Sellers that:
          (a)     The Purchaser has all requisite power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of the Purchaser. This Amendment has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by insolvency, moratorium, bankruptcy or other similar laws affecting creditor’s rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
          (b)     Neither the execution, delivery and performance of this Third Amendment by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated by this Third Amendment Agreement, will require the Purchaser to obtain any consent, waiver, approval, ratification, or other authorization of any lender under the Purchaser’s credit facilities or holders of any senior notes issued by the Purchaser.
     Section 6.     Entire Agreement; Ratification.  This Amendment constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter of this Amendment. Except as modified or supplemented hereby, the Purchase Agreement will continue in full force and effect and is hereby ratified, adopted and approved in every respect.
     Section 7     Governing Law.  This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of principles of conflicts of laws.
     Section 8.     Counterparts.  The parties may execute this Amendment in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Amendment is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person.
[Signature page follows]

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     The parties have executed and delivered this Amendment as of the date indicated in the first sentence of this Amendment.

PURCHASER CASH AMERICA NET HOLDINGS, LLC
By:	/s/ Thomas A. Bessant, Jr.
Thomas A. Bessant, Jr.
Executive Vice President

CASH AMERICA NET OF ALABAMA, LLC
CASH AMERICA NET OF ALASKA, LLC
CASH AMERICA NET OF ARIZONA, LLC
CASH AMERICA NET OF CALIFORNIA, LLC
CASH AMERICA NET OF COLORADO, LLC
CASH AMERICA NET OF DELAWARE, LLC
CASH AMERICA NET OF FLORIDA, LLC
CASH AMERICA NET OF HAWAII, LLC
CASH AMERICA NET OF IDAHO, LLC
CASH AMERICA NET OF ILLINOIS LLC
CASH AMERICA NET OF INDIANA, LLC
CASH AMERICA NET OF IOWA, LLC
CASH AMERICA NET OF KANSAS, LLC
CASH AMERICA NET OF LOUISIANA, LLC
CASH AMERICA NET OF MICHIGAN, LLC
CASH AMERICA NET OF MINNESOTA, LLC
CASH AMERICA NET OF MISSOURI, LLC
CASH AMERICA NET OF MONTANA, LLC
CASH AMERICA NET OF NEVADA, LLC
CASH AMERICA NET OF NEW HAMPSHIRE, LLC
CASH AMERICA NET OF NEW MEXICO, LLC
CASH AMERICA NET OF NORTH DAKOTA, LLC
CASH AMERICA NET OF OHIO, LLC
CASH AMERICA NET OF OKLAHOMA, LLC
CASH AMERICA NET OF OREGON, LLC
CASH AMERICA NET OF PA, LLC
CASH AMERICA NET OF RHODE ISLAND, LLC
CASH AMERICA NET OF SOUTH DAKOTA, LLC
CASH AMERICA NET OF TEXAS, LLC
CASH AMERICA NET OF UTAH, LLC
CASH AMERICA NET OF VIRGINIA, LLC,
CASH AMERICA NET OF WASHINGTON, LLC
CASH AMERICA NET OF WISCONSIN, LLC
CASH AMERICA NET OF WYOMING, LLC
Each, a Delaware limited liability company

By:	Cash America Net Holdings, LLC, the sole member of each of the foregoing limited liability companies

By:	/s/ Thomas A. Bessant, Jr.
Thomas A. Bessant, Jr., Executive Vice President and Chief Financial Officer

AGREED AND ACCEPTED BY: CASH AMERICA INTERNATIONAL, INC.
By:	/s/ Thomas A. Bessant, Jr.
Thomas A. Bessant, Jr. Executive Vice President

SELLERS: THE CHECK GIANT, LLC
By:
David Shorr
Manager

CASHNETUSA AK, LLC
CASHNETUSA AL, LLC
CASHNETUSA AZ, LLC
CASHNETUSA CA, LLC
CASHNETUSA CSO, LLC
CASHNETUSA DE, LLC
CASHNETUSA FL, LLC
CASHNETUSA IA, LLC
CASHNETUSA ID, LLC
CASHNETUSA IL, LLC
CASHNETUSA IN, LLC
CASHNETUSA KS, LLC
CASHNETUSA LA, LLC
CASHNETUSA MI, LLC
CASHNETUSA MO, LLC
CASHNETUSA ND, LLC
CASHNETUSA NH, LLC
CASHNETUSA NM, LLC
CASHNETUSA NV, LLC
CASHNETUSA OH, LLC
CASHNETUSA OK, LLC
CASHNETUSA RI, LLC
CASHNETUSA SD, LLC
CASHNETUSA UT, LLC
CASHNETUSA VA, LLC
CASHNETUSA WA, LLC
CASHNETUSA WI, LLC
CASHNETUSA WY, LLC
CASHNETUSA MS, LLC

By:	THE CHECK GIANT, LLC The sole manager of each of the foregoing limited liability companies

By:	/s/ David Shorr
David Shorr
Manager

MEMBERS: SK HOLDINGS, LLC By: SHR Management, LLC Its: Manager

By:	/s/ David Shorr
David Shorr
Manager

ALG INTERNATIONAL, LLC
By:	/s/ Albert Goldstein
Albert Goldstein
Manager

GLOBAL CASH ADVANCE, LLC
By:	/s/ David Shorr
David Shorr
Manager

CHECK GIANT HOLDCO, LLC
By:	/s/ David Shorr
David Shorr
Manager

KNIGHT INVESTORS, LLC
By:	/s/ David Shorr
David Shorr
Manager